Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 7, 2005, relating to the consolidated financial statements of JBC Holdings, LLC and Subsidiaries for the year ended December 31, 2004 and 2003, appearing in the Company’s Report on Form 8-K/A for the event dated July 22, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

September 15, 2006